Exhibit 10.4

AMENDMENT

Reference is made to each of those certain Subscription Agreements (the ‘‘Subscription Agreements’’), dated January 17, 2007, by and between Handheld Entertainment, Inc. (the ‘‘Company’’), and each of the subscribers for Units (as defined in the Subscription Agreement), to each of those certain Warrants to Purchase Common Stock of the Company at an exercise price of $4.00 per Share (the ‘‘$4.00 Warrants’’) and to each of those certain Warrants to Purchase Common Stock of the Company at an exercise price of $3.50 per share (the ‘‘$3.50 Warrants’’) issued to subscribers for Units. Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Subscription Agreements, the $4.00 Warrants or the $3.50 Warrants, respectively.

In consideration of the premises and mutual agreements herein set forth and other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, the undersigned agree as follows:

1.	No provision of Section 5(b) of the Subscription Agreements shall apply to the $4.00 Warrants, and such Section 5(b) is hereby amended to read in its entirety as follows:

‘‘Subject to the provisions of Section 5(f) below, (i) if the Company fails to file the Registration Statement with the SEC on or prior to January 31, 2007, then the exercise price of the shares of Common Stock underlying the $3.50 Warrants (the ‘‘$3.50 Warrant Shares’’) shall be reduced by 10% of the original exercise price or (ii) if the Company fails to obtain effectiveness of the Registration Statement by the SEC on or prior to March 15, 2007, then the exercise price per $3.50 Warrant Share shall be reduced by 20% of the original exercise price; provided, however, that if the exercise price has been reduced pursuant to clause (i) above, then the exercise price shall only be reduced by an additional 10% pursuant to this clause (ii). To the extent the Company has failed to obtain effectiveness of the Registration Statement by the SEC on or prior to March 15, 2007 (and the exercise price has been reduced by an aggregate of 20%), then at the end of every 30 day period thereafter that the Company has still not obtained the effectiveness of the Registration Statement, the exercise price of the $3.50 Warrants Shares shall be reduced by an additional 10% of the original exercise price.’’

2.	Section 8 of each of the $4.00 Warrants is hereby amended by deleting the words ‘‘Reset of Warrant Price’’ from the heading thereof, and by deleting paragraph (b) thereof in its entirety.

3.	This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without reference to principles of conflicts of laws. Any dispute involving this Amendment or the agreements referred to herein shall be brought only in the United States District Court for the Southern District of New York.

4.	This Amendment shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

The parties hereto have caused this Amendment to be duly executed as of this      day of January 2007.

HANDHELD ENTERTAINMENT, INC.
By:
Name:
Title:

[COUNTERPARTY SIGNATURE ON NEXT PAGE]

EXECUTION BY NATURAL PERSONS

AGREED AND ACCEPTED:

Name:
Date:

EXECUTION BY AN ENTITY

(Name of Entity)

By:	Name: Title: Date: